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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the following Registration Statements of Merrill Lynch & Co., Inc. (the "Company") of our reports dated February 27, 1995 relating to the Company's 1994 financial statements and related financial statement information which are included in the Company's Current Report on Form 8-K dated March 9, 1995.

Filed on Form S-8:

     Registration Statement No. 33-41942 (1986 Employee Stock Purchase Plan)

     Registration Statement No. 33-17908 (Incentive Equity Purchase Plan)

     Registration Statement No. 33-33336 (Long Term Incentive Compensation Plan)

     Registration Statement No. 33-51831 (Long Term Incentive Compensation Plan)

     Registration Statement No. 33-48846 (401(k) Savings and Investment Plan)

     Registration Statement No. 33-51829 (401(k) Savings and Investment Plan)

     Registration Statement No. 33-54154 (Non-Employee Directors' Equity Plan)

     Registration Statement No. 33-54572 (401(k) Savings and Investment Plan
       (Puerto Rico))

     Registration Statement No. 33-56427 (1994 Deferred Compensation Plan for a
       Select Group of Eligible Employees)

     Registration Statement No. 33-55155 (1995 Deferred Compensation Plan for a Select Group of Eligible Employees)

Filed on Form S-3:

     Debt Securities

     Registration Statement No. 33-54218

     Registration Statement No. 2-78338

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     Registration Statement No. 2-89519

     Registration Statement No. 2-83477

     Registration Statement No. 33-03602

     Registration Statement No. 33-17965

     Registration Statement No. 33-27512

     Registration Statement No. 33-35456

     Registration Statement No. 33-42041

     Registration Statement No. 33-45327

     Registration Statement No. 33-49947

     Registration Statement No. 33-51489

     Registration Statement No. 33-52647

     Medium Term Notes

     Registration Statement No. 2-96315

     Registration Statement No. 33-03079

     Registration Statement No. 33-05125

     Registration Statement No. 33-09910

     Registration Statement No. 33-16165

     Registration Statement No. 33-19820

     Registration Statement No. 33-23605

     Registration Statement No. 33-27549

     Registration Statement No. 33-38879

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     Other Securities

     Registration Statement No. 33-19975 (Remarketed Preferred Stock, Series C)

     Registration Statement No. 33-33335 (Common Stock)

     Registration Statement No. 33-45777 (Common Stock)

     Registration Statement No. 33-55363 (Preferred Stock)


/s/ Deloitte & Touche LLP

New York, New York
March 9, 1995